Exhibit 10.1

Customer:	Invoice Number:
Date: 10/11/2024
NOVA Furniture Limited

Product	Qty	Price	Amount
		$	$

Total Amount			$

Payment Terms

Payment Due Date: [ ] days from invoice date

Payment Methods:

Terms and Conditions

I.	The total price of this order is US$[ ] and Parties agree that such price shall be paid by the buyer in [ ] shares of common stock of Nova Lifestyle (the “Shares”) at the price of US$1.40 per share with the total value of which is equivalent to the purchase price of the order.

II.	Services will be delivered in accordance with the agreed timelines and terms. Any delays due to buyer-side actions or omissions will extend the completion date.

III.	Ownership of all products or services will remain with [ ] until full payment, including the stock transfer, has been completed.

IV.	The Seller hereby acknowledges that the Shares are not registered with SEC and shall be restricted and may not be sold, transferred, exchanged, pledged, redeemed or otherwise disposed of for the holding period required in accordance with the requirement of Regulation S and Rule 144. The Shares will be acquired hereunder by [ ](the “Seller”) solely for the account of the Seller, for investment, and not with a view to the resale or distribution thereof.

V.	The Seller is aware that an investment in the shares of Nova Lifestyle, Inc. (“NVFY”) is highly speculative and that there can be no assurance as to what, if any, return the Seller may realize in connection with the transaction. The Seller is aware of NVFY’ business affairs, business plans and financial condition, and has made its own evaluation of the merits and risks of the proposed transaction and of the advisability of the transaction. The Seller is aware that the NVFY is subject to a high degree of risk that could result in the loss of the Seller’s investment in part or in whole.

VI.	The Seller has experience as an investor in securities of companies and acknowledges that the Seller is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that the Seller is capable of evaluating the merits and risks of, and protecting the Seller’s own interests in connection with, the transaction and its investment in the Shares.

VII.	The Seller has had full access to all of the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be acquired under this order. The Seller further has had an opportunity to ask questions and receive answers from NVFY and to obtain additional information necessary to verify any information furnished to the Seller or to which the Seller had access. The Seller has had access to the NVFY’s publicly filed reports with the SEC and has been furnished during the course of the transactions.

The Seller

Name:
Title:

The Purchaser
Nova Furniture Limited (Samoa)

Name:
Title:

The Issuer
Nova LifeStyle, Inc.

Name:
Title: